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                                                                   Exhibit 1.01





                                2,000,000 Shares

                           Southwest Gas Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                     May 3, 1995


PAINEWEBBER INCORPORATED
DEAN WITTER REYNOLDS INC.
EDWARD D. JONES & CO.
  As the Several Underwriters

c/o      PAINEWEBBER INCORPORATED
         1285 Avenue of the Americas
         New York, New York 10019

Ladies and Gentlemen:

                 Southwest Gas Corporation, a California corporation (the "Company"), proposes to issue and sell an aggregate of 2,000,000 shares (the "Firm Shares") of its common stock, $1.00 par value per share (the "Common Stock"), to you (the "Underwriters"). The Company has also agreed to grant to you an option (the "Option") to purchase up to an additional 300,000 shares (the "Additional Shares") of Common Stock upon the terms and conditions set forth in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

                 The Company wishes to confirm as follows its agreement with you, in connection with the several purchases of the Shares by the Underwriters.

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act for the offering from time to time of its debt securities, preferred stock and/or Common Stock, having an aggregate offering price of

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$300,000,000.  Such registration statement has become effective.  The term
"Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it or the most recent post-effective amendment thereto, if any, became or becomes effective prior to the execution of this Agreement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement (unless subsequent to the Effective Date and prior to the execution of this Agreement a different form of such prospectus should have been filed with the Commission pursuant to Rule 424(b) under the Act, in which case in such later filed form) as supplemented by a prospectus supplement specifying the terms of the Shares and the plan of distribution thereof (the "Prospectus Supplement"), in the form furnished by the Company to the Underwriters for use in confirming sales of the Shares. Any reference in this Agreement to the Registration Statement, each preliminary prospectus relating to the Shares or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the time of execution of this Agreement (or, in the case of a preliminary prospectus relating to the Shares, as of its date of issuance) and any reference to any amendment or supplement to the Registration Statement, each preliminary prospectus relating to the Shares or the Prospectus shall be deemed to include any documents filed after such time of execution under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3; provided, however, that any supplement to the Prospectus filed with the Commission pursuant to Rule 424(b) under the Act with respect to an offering of securities of the Company other than the Shares shall not be deemed to be a supplement to, or a part of, the Prospectus. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, each preliminary prospectus relating to the Shares, the Prospectus, or any amendment or supplement thereto. As used herein, the term "Effective Date" means the later of the date that the Registration Statement or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission.

                 2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $13.45 per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).




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                 The Company also agrees, subject to all the terms and
conditions set forth herein, to grant the Option to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company pursuant to the Option which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 300,000 Additional Shares. The purchase price per share to be paid for the Additional Shares shall be the same price per share as for the Firm Shares, less the amount of any dividend declared by the Company prior to the date hereof and payable on the Firm Shares and as to which the record date has occurred prior to the Option Closing Date. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the Option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as the Underwriters may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

                 3. Public Offering. The Company has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the execution of this Agreement as in the judgment of the Underwriters is advisable and initially to offer the Shares upon the terms set forth in the Prospectus Supplement.

                 4.       Delivery of the Shares and Payment Therefor.
Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of O'Melveny & Myers, Los Angeles, California, at 10:00 A.M., New York time, on May 10, 1995 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriters and the Company.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriters to the Company of the Underwriters' determination to purchase a number,





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specified in such notice, of Additional Shares.  The place of closing for any
Additional Shares and the Option Closing Date for such Shares may be varied by agreement between the Underwriters and the Company.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriters shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

                 The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and the Additional Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and the Additional Shares.

                 5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                 (a) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of subsection (d) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then





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amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (b) The Company will furnish to you, without charge (i) three copies of the registration statement certified by an officer of the Company to be in the form originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may reasonably request, and (iv) one copy of the exhibits to the Incorporated Documents.

                 (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (d) below, file any document which, upon filing becomes an Incorporated Document, of which the Underwriters shall not previously have been advised or to which, after the Underwriters shall have received a copy of the document proposed to be filed, the Underwriters shall reasonably object.

                 (d) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes





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an Incorporated Document) in order to comply with the Act or any other law, the
Company will forthwith prepare and, subject to the provisions of paragraph (c) above, file with the Commission an appropriate supplement or amendment or Incorporated Document, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by PaineWebber Incorporated, as representative of the Underwriters (the "Representative"), will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (e) The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (f) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                 (g) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by the Underwriters terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

                 (h) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus under "Use of Proceeds."





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                 (i)  Except as provided in this Agreement, the Company
will not (i) sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of the Underwriters; provided, however, that the Company may issue and sell common stock pursuant to the Company's Employees' Investment Plan, Dividend Reinvestment and Stock Purchase Plan, the PriMerit Bank 401(k) Plan and the Company's Management Incentive Plan in effect at the date of this Agreement and the Company may issue common stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the date of this Agreement or to effectuate a stock split.

                 (j) The Company will not sell, contract to sell or otherwise dispose of any Special Common Stock (as defined in the Prospectus) or any securities convertible into or exercisable or exchangeable for Special Common Stock, for a period of eighteen months after the date of the Prospectus, without the prior written consent of the Underwriters.

                 (k) The Company will use its reasonable efforts to cause each of its current executive officers and directors to refrain, for a period of 90 days after the commencement of the public offering of the Shares, without the prior written consent of the Underwriters, from selling, offering to sell or otherwise disposing of any shares of Common Stock or contracting to sell or otherwise disposing of any securities convertible into or exercisable or exchangeable for Common Stock.

                 (l) Except as stated in the Prospectus Supplement, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or maintenance of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 (m) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange and the Pacific Stock Exchange on or before the Closing Date.

                 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a)  The Company meets the requirements for use of Form
S-3 and Rule 415 under the Act and has filed with the Commission each preliminary prospectus relating to the Shares required to be filed pursuant to Rule 424 under the Act. The Registration Statement, as amended as of the Effective Date, complied in all material respects with the provisions of the Act. The Prospectus, at the time it is filed pursuant to Rule 424(b) under the Act will comply, and each preliminary prospectus relating to the Shares at the time it was first used by the Underwriters in





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connection with the offering of the Shares, complied, in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or any preliminary prospectus relating to the Shares.

                 (b) The Registration Statement, as amended as of the Effective Date, and each of the Prospectus and each preliminary prospectus relating to the Shares as amended or supplemented at the time it is first used by the Underwriters in connection with the offering or sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                 (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is





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in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                 (f) All the Company's subsidiaries are listed in an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference into the Prospectus. Except for The Southwest Companies and its wholly owned subsidiary, PriMerit Bank, none of the Company's subsidiaries are "significant subsidiaries" as defined in Regulation S-X promulgated by the Commission.

                 (g) PriMerit Bank has been duly formed and is validly existing as a federal savings bank duly chartered and in good standing under the laws of the United States. All the outstanding shares of capital stock of PriMerit Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by The Southwest Companies directly, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, other than the net worth maintenance covenant described in the
Prospectus.   The Southwest Companies and Paiute Pipeline Company ("Paiute")
are corporations duly organized, validly existing and in good standing in their respective jurisdictions of incorporation, with full corporate power and authority to own their respective assets. All of the outstanding shares of capital stock of The Southwest Companies and Paiute have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, other than with respect to The Southwest Companies the net worth maintenance covenant described in the Prospectus.

                 (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against The Southwest Companies, PriMerit Bank or Paiute (collectively, the "Subsidiaries") or the Company, or to which the Company or any of the Subsidiaries is subject, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                 (i) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of its





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articles of incorporation or charter or by-laws, or, to the best knowledge of the Company after due inquiry, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries the violation of which would reasonably be expected to have a Material Adverse Effect or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                 (j) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, and the authorization of the California Public Utilities Commission (which authorization is final and not subject to appeal), all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or charter or bylaws, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (k) The accountants, Arthur Andersen LLP, who have audited the financial statements incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                 (l) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or





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supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the subsidiaries.

                 (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles.

                 (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the subsidiaries taken as a whole, and (ii) there has not been any material adverse change, or any development involving or which may reasonably be expected to have a Material Adverse Effect.

                 (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a preliminary prospectus relating to the Shares, the Prospectus or other materials, if any, permitted by the Act.

                 (p) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to fulfill or perform any such obligation would not reasonably be expected





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to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any material permits or results or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

                 (q) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                 (r) Neither the Company nor any of its subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

                 7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Shares, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and incorporated by reference into the Prospectus (when read together with the Prospectus), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by such Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus relating to the Shares or the Prospectus, provided further that the Company will not be liable to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, liability, expense or damage purchased the Shares which are the subject thereof if such person did not receive from such Underwriter a copy of the Prospectus (or the Prospectus as amended or supplemented), if the Company shall have previously furnished copies thereof to such Underwriter, at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                 (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus relating to the Shares or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                 (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of or substantial prejudice to substantive rights or defense by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the

Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                 (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


                 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you; filing of the Prospectus pursuant to Rule 424 under the Act shall have been made within the time period required by such Rule; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission.

                 (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective change, in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Prospectus and (ii) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus and which is material to the Company and the Subsidiaries taken as a whole, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

                 (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding, instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

                 (d) The Underwriters shall have received on the Closing Date, an opinion of O'Melveny & Myers, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                      (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own and lease its properties, to carry on its business as described in the Prospectus and to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided therein.

                     (ii) PriMerit Bank has been duly organized, is validly existing and in good standing under the laws of the United States and has been authorized by the Office of Thrift Supervision to conduct the business of a federal savings association. All the outstanding shares of capital stock of PriMerit Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by The Southwest Companies.

                    (iii) The statements in the Prospectus under the caption "Description of Common Stock" insofar as such statements constitute a summary of the Articles of Incorporation and bylaws of the Company and the provisions of California and federal law applicable to the Company, fairly present the information required by Form S-3.

                     (iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Agreement and the countersigning of the certificate or certificates representing the Shares by an officer of the

         Company duly authorized to act as registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

                      (v) The form of the certificates for the Shares conforms to the requirements of the California Corporations Code.

                     (vi) Holders of the outstanding capital stock of the Company are not entitled to any statutory preemptive right or to any right under its Articles of Incorporation to subscribe to any additional issues of the Company's capital stock.

                    (vii) The Registration Statement has been declared effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                   (viii) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.

                     (ix) No consent, approval, authorization or order of any federal or California governmental authority is required on the part of the Company for the issuance and sale of the Shares as contemplated in this Agreement except (a) such as have been obtained under the Act, (b) the authorization of the California Public Utilities Commission which has been obtained and remains in full force and effect, and (c) such as may be required by applicable state securities or blue sky laws.

                      (x) The Registration Statement, at the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "10-K Date"), and the Prospectus, at the date it was filed pursuant to Rule 424(b) under the Act, appeared on their face to comply in all material respects with the requirements as to form under the Act and the related rules and regulations in effect at the date of filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K and Form 8- K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

                     (xi)  The Company's execution, delivery and
         performance of the Agreement and issuance of the Shares do not violate the Company's Articles of Incorporation or Bylaws.

                 In connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus (excluding the summary financial information attached to the Form 8-K dated April 17, 1995 incorporated by reference therein), such counsel need not independently verify the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to it are such that such counsel need not assume any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (iii) above). However, on the basis of such counsel's review of the Registration Statement, the Prospectus and the Incorporated Documents and such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus (excluding the summary financial statement attached to the Form 8-K dated April 17, 1995 incorporated by reference therein), and relying as to materiality to a large extent upon opinions of officers of the Company and the Subsidiaries, such counsel does not believe that the Registration Statement and the documents incorporated therein as of the 10-K Date, considered as a whole as of such date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such counsel does not believe that the Prospectus and the Incorporated Documents, considered as a whole at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act and on the date of such opinion, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel need not express any opinion or belief as to any document filed by the Company under the Exchange Act, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference in the Registration Statement on the 10-K Date read together with the Registration Statement and considered as a whole or is an Incorporated Document read together with the Prospectus at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act and considered as a whole, nor need such counsel express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

                          (e)  The Underwriters shall have received on the
Closing Date, an opinion of Robert M. Johnson, Associate General Counsel for the Company, dated the Closing Date and addressed to the Underwriters to the effect that:

                               (i)  Paiute and The Southwest Companies
         have been duly incorporated and are validly existing in good standing under the laws of the State of Nevada, with corporate power to own and lease their respective properties and with respect to Paiute to carry on its business as described in the Prospectus.

                          (ii)  The Company is duly qualified to do
         business as a foreign corporation and is in good standing under the laws of the States of Nevada and Arizona and neither the Company, Paiute nor The Southwest Companies own or lease material properties or conduct material business in any other jurisdiction which would require such qualification. All the outstanding shares of capital stock of The Southwest Companies and Paiute have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance, other than, with respect to The Southwest Companies, the net worth maintenance covenant described in the Prospectus.

                         (iii)  The outstanding shares of the
         capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable. The statements in the Prospectus under the caption "Description of Common Stock" insofar as such statements constitute a summary of the provisions of Arizona and Nevada law applicable to the Company, fairly present the information required by Form S-3.

                          (iv)  To the best knowledge of such
         counsel after due inquiry, neither the Company nor any of the Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound which violation or default could reasonably be expected to have a Material Adverse Effect.

                           (v)  To the best knowledge of such
         counsel, after due inquiry, there are no rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company; to the best knowledge of such counsel after due inquiry, there is no holder of any security of the Company or any other person who has the right contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require the registration under the Act of any shares of Common Stock or other securities of the Company.

                          (vi)  The Company's execution, delivery
         and performance of the Agreement and issuance of the Shares do not violate, breach, or result in a default under, any existing obligation of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document or any other material agreement, indenture, lease or other instrument known to such counsel, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgement or decree of any Arizona, California or Nevada or federal court or governmental authority binding on the Company.

                         (vii)  No consent, approval, authorization
         or order of any court or regulatory authority is required for the issuance and sale of the Shares or the execution and delivery of the Agreement, except (a) such as have been obtained under the Act, (b) the authorization of the California Public Utilities Commission which has been obtained and which remains in full force and effect, and (c) such as may be required by applicable state securities or Blue Sky laws.

                        (viii) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus and are not so described.

                 In addition, such counsel shall include in his opinion a statement substantially to the effect set forth in the last paragraph of subsection (d) above.

                 In rendering their opinions as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or (x) in the case of O'Melveny & Myers, the State of California and (y) in the case of

Robert M. Johnson, Esq., the States of Arizona and Nevada, provided that (1) such reliance is expressly authorized by each opinion so relied upon, (2) a signed copy of each such opinion is delivered to the Underwriters which states that the Underwriters may relay thereon and is otherwise in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                 (f) The Underwriters shall have received on the Closing Date from Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

                 (g) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

                 (h) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(h) and in Section 8(i) hereof.

                 (i) The Company shall have performed or complied with its agreements herein contained which are required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (j) Prior to the Closing Date the Shares shall have been listed, subject only to notice of issuance, on the New York Stock Exchange and the Pacific Stock Exchange.

                 (k) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

                 Any certificate or document signed by any officer of the Company and delivered to the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (d) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

                 9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each preliminary prospectus relating to the Shares, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each preliminary prospectus relating to the Shares, if any, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares; (iv) the printing (or reproduction) and delivery of the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange and the Pacific Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to such registration and qualification and the preparation of the preliminary and supplemental Blue Sky Memoranda; and (vii) the transportation and other expenses incurred by or on behalf of

Company representatives in connection with presentations to prospective purchasers of the Shares.

                 10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the several Underwriters, or by the Underwriters, by notifying the Company.

                 If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representative may specify in accordance with Section 20 of the Master Agreement Among Underwriters of PaineWebber Incorporated, to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by the Underwriters and the Company are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the approval of the Company and the Representative, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                 11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, the New York Stock Exchange or the Pacific Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange, the Pacific Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority,
(iii) a general banking moratorium in New York, Nevada, Arizona or California shall have been declared by either federal or state authorities, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                 12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first and third paragraphs under the caption "Underwriting" in the Prospectus Supplement and in any preliminary prospectus relating to the Shares, constitute the only information furnished by the Underwriters as such information is referred to in Sections 6(b) and 7 hereof.

                 13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at

5241 Spring Mountain Road, Las Vegas, Nevada, Attention: Chief Financial Officer or (ii) if to the several Underwriters, care of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention:
Corporate Finance Department.

                 This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                                Very truly yours,


                                                SOUTHWEST GAS CORPORATION


                                                By /s/ GEORGE C. BIEHL
                                                  -----------------------------
                                                Title: Senior Vice President/
                                                       Chief Financial Officer



Confirmed as of the date first
above mentioned.


PAINEWEBBER INCORPORATED


By: /s/ THOMAS R. OSBORNE
   ----------------------------
Title: Vice President


DEAN WITTER REYNOLDS INC.


By: /s/ C. BURTON STOHL
   ----------------------------
Title: Managing Director


EDWARD D. JONES & CO.

By: /s/ DANIEL A. BURKHARDT
   ----------------------------
Title: Principal

                                   SCHEDULE I


                           SOUTHWEST GAS CORPORATION


                                         Number of
Underwriter                              Firm Shares
- -----------                              -----------
PaineWebber Incorporated                    666,700

Dean Witter Reynolds Inc.                   666,700

Edward D. Jones & Co.                       666,600

                                          ---------
Total............................         2,000,000
                                          ---------